UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
 _____________________________________________
 Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 26, 2019
_____________________________________________
MPLX LP
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on May 7, 2019, Andeavor Logistics LP, a Delaware limited partnership (“ANDX”), Tesoro Logistics GP, LLC, a Delaware limited liability company (“ANDX GP”), MPLX LP, a Delaware limited partnership (“MPLX”), MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), and MPLX MAX LLC, a Delaware limited liability company and a wholly owned subsidiary of MPLX (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into ANDX (the “Merger”), with ANDX surviving as a wholly owned subsidiary of MPLX. Both ANDX GP and MPLX GP are indirectly owned by Marathon Petroleum Corporation (“MPC”) and, as a result, MPC controls both ANDX and MPLX.

On July 30, 2019, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, the Merger was completed. At the effective time of the Merger, the separate existence of Merger Sub ceased, and ANDX survived the Merger as a wholly owned subsidiary of MPLX.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On July 26, 2019, in connection with the closing of the Merger, MPLX entered into an Amended and Restated Credit Agreement, by and among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto (the “Amended and Restated Credit Agreement”) providing for a five-year $3.5 billion revolving credit facility. The Amended and Restated Credit Agreement amended and restated MPLX's existing credit agreement, dated July 21, 2017, and became effective on July 30, 2019 upon the closing of the Merger.

The Amended and Restated Credit Agreement includes letter of credit issuing capacity of up to approximately $300 million (subject to agreement of any lenders to increase their letter of credit issuing commitments thereunder) and swingline loan capacity of up to $150 million. The revolving credit facility may be increased by up to an additional $1.0 billion in borrowing capacity, subject to certain customary conditions, including the consent of the lenders whose commitments would increase. The Amended and Restated Credit Agreement is for a five-year term with a maturity date of July 30, 2024 and may be extended for up to two additional one-year periods subject to, among other conditions, the consent of the lenders holding a majority of the revolving credit facility commitments, provided that the commitments held by any non-consenting lenders will terminate on the original maturity date.

Commitment fees ranging from 10.0 basis points to 25.0 basis points per annum, depending on MPLX’s credit ratings (currently 15.0 basis points), accrue on the unused commitments under the Amended and Restated Credit Agreement. Borrowings under the Amended and Restated Credit Agreement bear interest, at MPLX’s election, at either (i) the Adjusted LIBO (as defined in the Amended and Restated Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPLX’s credit ratings (currently 125.0 basis points), or (ii) the Alternate Base Rate (as defined in the Amended and Restated Credit Agreement) plus a margin ranging from 0 basis points to 75.0 basis points per annum, depending on MPLX’s credit ratings (currently 25.0 basis points).

The Amended and Restated Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for an agreement of this type, including a covenant that requires MPLX’s ratio of Consolidated Total Debt (as defined in the Amended and Restated Credit Agreement) to Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the Amended and Restated Credit Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. In addition to commitment fees and interest charges, MPLX agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders and agents incurred in connection with the Amended and Restated Credit Agreement.

Certain lenders that are parties to the Amended and Restated Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPLX and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Amended and Restated Intercompany Loan Agreement

MPLX is party to a loan agreement with MPC Investment LLC (“MPC Investment”), a wholly owned subsidiary of MPC, dated as of December 4, 2015, as amended April 27, 2018 (the “MPC Loan Agreement”). Under the terms of the MPC Loan Agreement, MPC Investment may make loans to MPLX on a revolving basis as requested by MPLX and as agreed to by MPC Investment in its discretion. On July 31, 2019, MPLX and MPC Investment entered into an amended and restated MPC Loan Agreement (the “Amended and Restated MPC Loan Agreement”) to increase the borrowing capacity thereunder from $1.0 billion to $1.5 billion in aggregate principal amount of all loans outstanding at any one time. In addition, the term of the MPC Loan Agreement was extended from December 4, 2020 to July 31, 2024, provided that MPC Investment may demand payment of all or any portion of the outstanding principal amount of the loans, together with all accrued and unpaid interest and other amounts (if any) payable under the Amended and Restated MPC Loan Agreement, at any time prior to the expiration date. Borrowings under the Amended and Restated MPC Loan Agreement will bear interest at the one-month LIBOR rate plus 1.25 percent or such lower rate that would be applicable to such borrowings under the Amended and Restated Credit Agreement.

The foregoing descriptions of the material terms and conditions of the Amended and Restated Credit Agreement and the Amended and Restated MPC Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Amended and Restated MPC Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding common unit representing a limited partner interest in ANDX (each, an “ANDX Common Unit”), other than any ANDX Common Unit held by ANDX GP and Western Refining Southwest, Inc., an Arizona corporation and affiliate of ANDX (“Southwest”), was converted into the right to receive 1.135 common units representing limited partner interests in MPLX (“MPLX Common Units” and such exchange ratio, the “Exchange Ratio”), and each ANDX Common Unit held by ANDX GP and Southwest was converted into the right to receive 1.0328 MPLX Common Units, in each case, in consideration for each ANDX Common Unit that such holder owned immediately prior to the effective time of the Merger. Additionally, each 6.875% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit, liquidation preference $1,000 per unit, representing a limited partner interest in ANDX (each, an “ANDX Series A Preferred Unit”) issued and outstanding immediately prior to effective time of the Merger was converted into the right to receive a new Series B Preferred Unit representing a substantially equivalent limited partner interest in MPLX (the “MPLX Series B Preferred Units”). The MPLX Series B Preferred Units are a new class of units in MPLX that are pari passu with MPLX’s existing Series A Convertible Preferred Units with respect to distribution rights and rights upon liquidation and have substantially equivalent preferences, rights, powers, duties and obligations that the ANDX Series A Preferred Units had immediately prior to the closing of the Merger.

At the effective time of the Merger, each phantom unit outstanding under ANDX’s 2011 Long-Term Incentive Plan, as amended and restated, and the Western Refining Logistics, LP 2013 Long-Term Incentive Plan (the “ANDX Phantom Units”), whether vested or unvested, other than any ANDX Phantom Unit that was held by a non-employee director of ANDX GP (each, an “ANDX Director Phantom Unit”), were automatically converted into a phantom unit denominated in MPLX Common Units (each, a “Converted MPLX Phantom Unit”). The number of ANDX Common Units subject to the ANDX Phantom Units immediately prior to the effective time of the Merger were converted into a number of MPLX Common Units subject to the Converted MPLX Phantom Units based on the Exchange Ratio (rounded down to the nearest whole number). ANDX Director Phantom Units were generally converted into the right to receive a cash payment equal to the number of ANDX Common Units subject to such ANDX Director Phantom Unit multiplied by the product of the Exchange Ratio and the average of the volume weighted average price per unit of MPLX Common Units on the New York Stock Exchange on each of the ten consecutive trading days ending with the complete trading day immediately prior to the closing of the Merger.

Additionally, as a result of the Merger, each ANDX TexNew Mex Unit issued and outstanding immediately prior to the effective time of the Merger was converted into a right for Southwest, as the holder of all such units, to receive a unit representing a substantially equivalent special limited partner interest in MPLX (the “MPLX TexNew Mex Units”). By virtue of the conversion, all ANDX TexNew Mex Units were cancelled and ceased to exist as of the effective time of the Merger. The MPLX TexNew Mex Units are a new class of units in MPLX substantially equivalent to the ANDX TexNew Mex Units, including substantially equivalent rights, powers, duties and obligations that the ANDX TexNew Mex Units had immediately prior to the closing of the Merger. As a result of the Merger, the ANDX Special Limited Partner Interest outstanding immediately prior to the effective time of the Merger was converted into a right for Southwest, as the holder of all such interest, to receive a substantially equivalent special limited partner interest in MPLX (the “MPLX Special Limited Partner Interest”). By virtue of the conversion, the ANDX Special Limited Partner Interest was cancelled and ceased to exist as of the effective time of the Merger.

The issuance of MPLX Common Units and MPLX Series B Preferred Units in connection with the Merger was registered under the Securities Act of 1933 pursuant to MPLX’s Registration Statement on Form S-4 (Registration No. 333-231798) as filed with the Securities and Exchange Commission on May 29, 2019, and as amended on June 24, 2019 (the “Registration Statement”). The consent statement/prospectus (the “Consent Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger, and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by MPLX and ANDX and incorporated by reference into the Consent Statement/Prospectus.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
As a result of the completion of the Merger, MPLX assumed an aggregate principal amount of $3.75 billion in senior notes issued by ANDX and Tesoro Logistics Finance Corp. consisting of: $500 million aggregate principal amount of 5.500% senior notes due 2019; $500 million aggregate principal amount of 3.500% senior notes due 2022; $300 million aggregate principal amount of 6.250% senior notes due 2022; $450 million aggregate principal amount of 6.375% senior notes due 2024; $750 million aggregate principal amount of 5.25% senior notes due 2025; $750 million aggregate principal amount of 4.250% senior notes due 2027; and $500 million aggregate principal amount of 5.200% senior notes due 2047 (collectively, the “ANDX senior notes”). The ANDX senior notes are senior unsecured obligations of ANDX. The indentures governing the ANDX senior notes contain customary covenants and events of default.

Item 3.02	Unregistered Sales of Equity Securities.
The relevant information regarding the MPLX TexNew Mex Units and the MPLX Special Limited Partner Interest issued in connection with the Merger is included in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Immediately prior to the effective time of the Merger, the Fourth Amended and Restated Agreement of Limited Partnership of MPLX, dated October 9, 2012, was amended and restated as set forth in the Fifth Amended and Restated Agreement of Limited Partnership that is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.
On July 30, 2019, MPLX and ANDX issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(b) Pro Forma financial information.

The financial statements of ANDX and pro forma financial information of MPLX required to be filed under Item 9.01 of Form 8-K are included in the Registration Statement.
(d) Exhibits.

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of May 7, 2019, by and among Andeavor Logistics LP, Tesoro Logistics GP, LLC, MPLX LP, MPLX GP LLC and MPLX MAX LLC (incorporated by reference herein to Exhibit 2.1 to MPLX LP’s Current Report on Form 8-K filed on May 8, 2019, File No. 001-35714).

3.1	Fifth Amended and Restated Agreement of Limited Partnership of MPLX LP, dated as of July 30, 2019.
10.1
Amended and Restated Credit Agreement, dated as of July 26, 2019, by and among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto.

10.2	Amended and Restated Loan Agreement, dated as of July 31, 2019, by and between MPLX LP and MPC Investment LLC.
99.1	Press Release of MPLX LP and Andeavor Logistics LP, dated as of July 30, 2019.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. MPLX LP hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: August 1, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary